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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 13, 2001 included in Superior TeleCom Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000 into this Registration Statement on Form S-8 of Superior TeleCom Inc. related to the Superior TeleCom Inc. 1996 Stock Incentive Plan and the Superior TeleCom Inc. Employee Stock Purchase Plan and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP



Atlanta, Georgia
April 2, 2001